Exhibit 99.1

CONSENT OF PERSON TO BECOME DIRECTOR
OF
CHECK-CAP, LTD..

I hereby consent to the reference to me under the captions “SUMMARY” and “MANAGEMENT” in the registration statement of Form F-1 of Check-Cap Ltd., as filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Steven Hanley
Name: Steven Hanley
Date:   January 15, 2015